NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira Reports Record Fourth Quarter and Full-Year Revenues
— Full-year 2019 revenue increases 25 percent to $421 million versus 2018 —
— Total 2020 revenue guidance of between $485 million and $500 million —
— Anesthesia-driven regional approaches are expanding and driving strong EXPAREL growth —
— Conference call today at 8:30 a.m. ET —
PARSIPPANY, N.J., February 20, 2020 - Pacira BioSciences, Inc. (Nasdaq: PCRX) today reported financial results for the fourth quarter and full-year of 2019 and provided 2020 financial guidance.
“By every measure, 2019 was an outstanding year for Pacira. We are delighted to report record revenues for EXPAREL® with our sixth consecutive quarter of more than 20 percent growth,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “Demand has continued to mount within the anesthesia community as EXPAREL-based nerve and field blocks take hold as institutional protocol. Additionally, we enhanced our non-opioid pain management product portfolio with the addition of iovera°® and we are seeing great interest from the marketplace around this innovative system.”

“Looking forward, we intend to capitalize on this momentum with robust topline growth that will drive substantial operating leverage and cash flow, providing significant financial flexibility to invest in future growth opportunities. Our mission for 2020 remains steadfast as we continue to propel our global leadership in non-opioid pain management and deliver multiple milestones, including the publication of new data in C-section, label-expansion initiatives for pediatrics and lower extremity nerve block, and the advancement of regulatory activities in Europe, Canada, and China,” added Mr. Stack.

2019 Full-Year and Fourth Quarter Financial Highlights

•	Full-year revenues of $421.0 million and fourth quarter revenues of $122.4 million.

•	Full-year EXPAREL® (bupivacaine liposome injectable suspension) net product sales of $407.9 million and fourth quarter EXPAREL net product sales of $116.9 million.

•
Full-year iovera° net product sales were $7.9 million and fourth quarter iovera° net product sales of $3.2 million. Pacira began recognizing sales of iovera° in April 2019 after completing its acquisition of MyoScience, Inc., a privately held medical technology company.

•	Full-year GAAP net loss of $11.0 million or $0.27 per share (basic and diluted).

•	Full-year non-GAAP net income of $70.7 million or $1.67 per diluted share.

•	Fourth quarter GAAP net loss of $4.9 million or $0.12 per share (basic and diluted).

•	Fourth quarter non-GAAP net income of $23.8 million or $0.56 per diluted share.

Recent Highlights

•	Launch of national regional anesthesia training initiative with Envision Physician Services.
In January 2020, Pacira announced a collaboration with Envision Physician Services to train anesthesiology clinicians on ultrasound-guided regional anesthesia techniques utilizing long-acting local anesthetics like EXPAREL via a series of interactive workshops held across the country. The program supports the ongoing efforts by both organizations to advance the delivery of high-quality, patient-centered care.

•
EXPAREL achieves primary and key secondary endpoints in Phase 4 CHOICE study in cesarean section patients. In January 2020, Pacira announced that its Phase 4 study of EXPAREL in patients undergoing Cesarean section achieved its primary endpoint with a statistically significant reduction in total postsurgical opioid consumption while maintaining pain scores through 72 hours (P≤0.001). EXPAREL demonstrated statistical significance for the key secondary endpoint of a reduction in the incidence and severity of itching for 72 hours after surgery (P≤0.05). Full study results will be submitted for publication in the peer-reviewed medical literature later this year.

•
Phase 3 PLAY study of EXPAREL in pediatric patients achieves positive results. In December 2019, Pacira announced positive results from its Phase 3 PLAY study of EXPAREL administered as a single-dose infiltration in pediatric patients undergoing spinal or cardiac surgeries. Overall findings were consistent with the pharmacokinetic and safety profiles for adult patients with no safety concerns identified at a dose of 4 mg/kg. These results will provide the foundation for the company’s supplemental New Drug Application submission in the first half of 2020 to the U.S. Food and Drug Administration (FDA) seeking expansion of the EXPAREL label to include children aged six and over.

Fourth Quarter 2019 Financial Results

•	Total revenues were $122.4 million in the fourth quarter of 2019, a 29% increase over the $95.1 million reported for the fourth quarter of 2018.

•	EXPAREL net product sales were $116.9 million in the fourth quarter of 2019, a 24% increase over the $94.4 million reported for the fourth quarter of 2018.

•
Fourth quarter iovera° net product sales were $3.2 million. Pacira began recognizing sales of iovera° in April 2019 after completing its acquisition of MyoScience, Inc., a privately held medical technology company.

•	Sales of bupivacaine liposome injectable suspension to a third-party licensee for use in veterinary practice were $1.7 million in the fourth quarter of 2019, compared to $0.3 million in 2018.

•	Fourth quarter royalty revenue was $0.6 million compared to $0.4 million in 2018.

•	Total operating expenses were $120.7 million in the fourth quarter of 2019, compared to $82.9 million in the fourth quarter of 2018.

•
Research and development (R&D) expenses were $19.7 million in the fourth quarter of 2019, compared to $14.2 million in the fourth quarter of 2018. The company’s R&D expenses include $8.7 million and $6.5 million of product development and manufacturing capacity expansion costs in the fourth quarters of 2019 and 2018, respectively.

•	Selling, general and administrative (SG&A) expenses were $54.2 million in the fourth quarter of 2019, compared to $44.6 million in the fourth quarter of 2018.

•
GAAP net loss was $4.9 million, or $0.12 per share (basic and diluted) in the fourth quarter of 2019, compared to GAAP net income of $8.3 million, or $0.20 per share (basic and diluted), in the fourth quarter of 2018.

•
Non-GAAP net income was $23.8 million, or $0.57 per share (basic) and $0.56 per share (diluted), in the fourth quarter of 2019, compared to non-GAAP net income of $19.8 million, or $0.48 per share (basic) and $0.47 per share (diluted), in the fourth quarter of 2018.

•	Pacira had 41.8 million basic weighted average shares of common stock outstanding in the fourth quarter of 2019.

•	For non-GAAP measures, Pacira had 42.6 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2019.

Full-Year 2019 Financial Results

•	Total revenues were $421.0 million in 2019, a 25% increase over the $337.3 million reported in 2018.

•	EXPAREL net product sales were $407.9 million in 2019, a 23% increase over the $331.1 million reported in 2018.

•
Full-year iovera° net product sales were $7.9 million. Pacira began recognizing sales of iovera° in April 2019 after completing its acquisition of MyoScience, Inc., a privately held medical technology company.

•	Sales of bupivacaine liposome injectable suspension to a third-party licensee for use in veterinary practice were $3.2 million in 2019, compared to $1.3 million in 2018.

•	Full-year royalty revenue was $2.1 million compared to $1.9 million in 2018.

•	Total operating expenses were $410.5 million in 2019, compared to $321.4 million in 2018.

•
Research and development (R&D) expenses were $72.1 million in 2019, compared to $55.7 million in 2018. The company’s R&D expenses include $29.7 million and $28.5 million of product development and manufacturing capacity expansion costs in 2019 and 2018, respectively.

•	Selling, general and administrative (SG&A) expenses were $200.8 million in 2019, compared to $177.3 million in 2018.

•	GAAP net loss was $11.0 million, or $0.27 per share (basic and diluted) in 2019, compared to a GAAP net loss of $0.5 million, or $0.01 per share (basic and diluted) in 2018.

•
Non-GAAP net income was $70.7 million, or $1.70 per share (basic) and $1.67 per share (diluted), in 2019, compared to non-GAAP net income of $43.5 million, or $1.06 per share (basic) and $1.04 per share (diluted), in 2018.

•
Pacira ended 2019 with cash, cash equivalents, short-term and long-term investments (“cash”) of $356.7 million. Cash provided by operations was $70.5 million in 2019, compared to $48.9 million in 2018.

•	Pacira had 41.5 million basic weighted average shares of common stock outstanding in 2019.

•	For non-GAAP measures, Pacira had 42.4 million diluted weighted average shares of common stock outstanding in 2019.

2020 Outlook
Pacira announces its full-year 2020 financial guidance as follows. Pacira expects:

•	Total revenues to be between $485 million and $500 million;

•	EXPAREL net product sales to be between $465 million and $475 million;

•	iovera° net product sales to be between $15 million and $20 million;

•	Non-GAAP gross margins to be between 76% and 78%;

•	Non-GAAP research and development (R&D) expense to be between $60 million to $70 million;

•	Non-GAAP selling, general and administrative (SG&A) expense to be between $180 million and $190 million; and

•	Stock-based compensation to be between $35 million and $40 million.
See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2020 Financial Guidance” below.
Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, February 20, 2020, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 8765839. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 8765839. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.
Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per share, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) expense and non-GAAP selling, general and administrative (SG&A) expense, because such measures exclude milestone revenue; acquisition-related charges, product discontinuation costs and other expense; stock-based compensation; amortization of debt discount; amortization of acquired intangible assets; an income tax benefit and step-up in basis of inventory in connection with the acquisition of MyoScience, Inc.; and loss on investment and other non-operating income.

These measures supplement Pacira’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D expense and SG&A expense outlook for 2020 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2020 financial guidance for gross margins, R&D expense and SG&A expense.
About Pacira BioSciences
Pacira BioSciences, Inc. (Nasdaq: PCRX) is a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving outcomes for health care practitioners and their patients. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera°® system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.
About EXPAREL
EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.
Important Safety Information for Patients
EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies where EXPAREL was injected into the wound, the most common side effects were nausea, constipation, and vomiting. In studies where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. EXPAREL is not recommended to be used in patients younger than 18 years old or in pregnant women. Tell your healthcare provider if you have liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from your body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL: can affect your nervous system and your cardiovascular system; may cause an allergic reaction; may cause damage if injected into your joints.
About iovera°
The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.1 The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

1Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

Important Safety Information
The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.
Forward-Looking Statements
Any statements in this press release about the company’s future expectations, plans, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the ability to realize anticipated benefits and synergies from the acquisition of MyoScience; the ability to successfully integrate iovera° and any other future acquisitions into the company’s existing business; the commercial success of iovera° and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$291,950	$383,454
Accounts receivable, net	47,530	38,000
Inventories, net	58,296	48,569
Prepaid expenses and other current assets	10,781	7,946
Total current assets	408,557	477,969
Long-term investments	64,798	25,871
Fixed assets, net	104,681	108,670
Right-of-use assets, net	38,124	—
Goodwill	99,547	62,040
Intangible assets, net	104,387	—
Equity investment and other assets	10,971	14,803
Total assets	$831,065	$689,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,799	$14,368
Accrued expenses	70,427	45,865
Lease liabilities	4,935	—
Convertible senior notes (1)	—	338
Contingent consideration	18,179	—
Income taxes payable	1,333	90
Total current liabilities	107,673	60,661
Convertible senior notes (2)	306,045	290,592
Lease liabilities	40,938	—
Contingent consideration	19,963	—
Other liabilities	1,502	16,874
Total stockholders’ equity	354,944	321,226
Total liabilities and stockholders’ equity	$831,065	$689,353
(1) Relates to our 3.25% convertible senior notes due 2019 that matured on February 1, 2019.
(2) Relates to our 2.375% convertible senior notes due 2022 that are not currently convertible.

Pacira BioSciences, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net product sales:
EXPAREL	$116,939	$94,422	$407,877	$331,112
Bupivacaine liposome injectable suspension	1,685	293	3,153	1,315
Total EXPAREL / bupivacaine liposome injectable suspension net product sales	118,624	94,715	411,030	332,427
iovera°	3,221	—	7,896	—
Total net product sales	121,845	94,715	418,926	332,427
Collaborative licensing and milestone revenue	—	—	—	3,000
Royalty revenue	579	400	2,100	1,850
Total revenues	122,424	95,115	421,026	337,277

Operating expenses:
Cost of goods sold	31,904	23,979	106,712	86,845
Research and development	19,653	14,174	72,119	55,688
Selling, general and administrative	54,223	44,647	200,782	177,265
Amortization of acquired intangible assets	1,967	—	5,703	—
Acquisition-related charges, product discontinuation and other	12,965	53	25,230	1,564
Total operating expenses	120,712	82,853	410,546	321,362
Income from operations	1,712	12,262	10,480	15,915

Other income (expense):
Interest income	1,667	2,004	7,376	6,497
Interest expense	(5,997)	(5,753)	(23,628)	(21,949)
Other, net	(923)	(191)	(4,976)	(888)
Total other expense, net	(5,253)	(3,940)	(21,228)	(16,340)
Income (loss) before income taxes	(3,541)	8,322	(10,748)	(425)
Income tax expense	(1,347)	(37)	(268)	(46)
Net income (loss)	$(4,888)	$8,285	$(11,016)	$(471)

Net income (loss) per share:
Basic and diluted net income (loss) per common share	$(0.12)	$0.20	$(0.27)	$(0.01)
Weighted average common shares outstanding:
Basic	41,784	41,148	41,513	40,911
Diluted	41,784	42,219	41,513	40,911

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP net income (loss)	$(4,888)	$8,285	$(11,016)	$(471)

Non-GAAP adjustments:
Milestone revenue (1)	—	—	—	(3,000)
Acquisition-related charges, product discontinuation and other	12,965	53	25,230	1,564
Stock-based compensation	9,189	8,186	33,650	31,725
Amortization of debt discount	3,530	3,286	13,746	12,799
Amortization of acquired intangible assets	1,967	—	5,703	—
Income tax benefit in connection with acquisition	—	—	(1,828)	—
Recognition of step-up basis in inventory from acquisition	—	—	220	—
Loss on investment and other non-operating income, net	1,023	—	4,981	854
Total Non-GAAP adjustments	28,674	11,525	81,702	43,942

Non-GAAP net income	$23,786	$19,810	$70,686	$43,471

GAAP basic and diluted net income (loss) per common share	$(0.12)	$0.20	$(0.27)	$(0.01)

Non-GAAP basic net income per common share	$0.57	$0.48	$1.70	$1.06
Non-GAAP diluted net income per common share	$0.56	$0.47	$1.67	$1.04

Weighted average common shares outstanding - basic	41,784	41,148	41,513	40,911
Weighted average common shares outstanding - diluted	42,612	42,219	42,370	41,869

Cost of goods sold reconciliation:
GAAP cost of goods sold	$31,904	$23,979	$106,712	$86,845
Stock-based compensation	(1,174)	(1,047)	(4,665)	(4,478)
Recognition of step-up basis in inventory from acquisition	—	—	(220)	—
Non-GAAP cost of goods sold	$30,730	$22,932	$101,827	$82,367

Research and development reconciliation:
GAAP research and development	$19,653	$14,174	$72,119	$55,688
Stock-based compensation	(1,342)	(1,164)	(5,114)	(3,934)
Non-GAAP research and development	$18,311	$13,010	$67,005	$51,754

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$54,223	$44,647	$200,782	$177,265
Stock-based compensation	(6,672)	(5,975)	(23,871)	(23,313)
Non-GAAP selling, general and administrative	$47,551	$38,672	$176,911	$153,952
(1) Represents a $3.0 million upfront payment earned under our agreement with Nuance Biotech Co. Ltd. for the development and commercialization of EXPAREL in China.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2020 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation	Non-GAAP
Total revenues	$485 to $500	—	—
EXPAREL net product sales	$465 to $475	—	—
iovera° net product sales	$15 to $20	—	—
Gross margin	75% to 77%	Approx. 1%	76% to 78%
Research and development expense	$64 to $76	$4 to $6	$60 to $70
Selling, general and administrative expense	$207 to $219	$27 to $29	$180 to $190
Stock-based compensation	$35 to $40	—	—